Q 3 2 0 2 5 | I N V E S T O R P R E S E N T A T I O N N o v e m b e r 6 , 2 0 2 5

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including as related to the expected impact (including related to Chimera’s future earnings) of Chimera’s acquisition of HomeXpress. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “goal,” “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “would,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” or similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the potential that Chimera may not fully realize the expected benefits of the acquisition of HomeXpress, including the potential financial impact; our ability to obtain funding on favorable terms and access the capital markets; our ability to achieve optimal levels of leverage and effectively manage our liquidity; changes in inflation, the yield curve, interest rates and mortgage prepayment rates; our ability to manage credit risk related to our investments and comply with the Dodd-Frank Act and related laws and regulations relating to credit risk retention for securitizations; rates of default, delinquencies, forbearance, deferred payments or decreased recovery rates on our investments; the concentration of properties securing our securities and residential loans in a small number of geographic areas; our ability to execute on our business and investment strategy; our ability to determine accurately the fair market value of our assets; changes in our industry, the general economy or geopolitical conditions; our ability to successfully integrate and realize the anticipated benefits of any acquisitions, including the acquisition of The Palisades Group in 2024 and the acquisition of HomeXpress; our ability to originate or acquire quality and profitable loans at an appropriate and consistent cost; our ability to sell the loans that we originate or acquire; our ability to refinance or obtain additional liquidity for borrowing; our ability to operate our investment management and advisory services and manage any regulatory rules and conflicts of interest; the degree to which our hedging strategies may or may not be effective; our ability to effect our strategy to securitize residential mortgage loans; our ability to compete with competitors and source target assets at attractive prices; our ability to find and retain qualified executive officers and key personnel; the ability of servicers and other third parties to perform their services at a high level and comply with applicable law and expanding regulations; our dependence on information technology and its susceptibility to cyber-attacks; our ability to comply with extensive government regulation, including, but not limited to, federal and state consumer lending regulations; the impact of and changes in governmental regulations, tax law and rates, accounting guidance, refinancing and borrowing guidelines and similar matters; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; our ability to maintain our classification as a real estate investment trust for U.S. federal income tax purposes; the volatility of the market price and trading volume of our shares; and our ability to make distributions to our stockholders in the future. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these, and other risk factors, is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. We use our website (www.chimerareit.com) as a channel of distribution of company information. The information we post on our website may be deemed material. Accordingly, investors should monitor our website, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about Chimera when you enroll your email address by visiting our website, then clicking on “News and Events" and selecting "Email Alerts" to complete the email notification form. Our website and any alerts are not incorporated into this document. All information in this presentation is as of September 30, 2025, unless stated otherwise. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors. Disclaimer 2

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . This presentation includes certain non-GAAP financial measures, including earnings available for distribution. We believe the non-GAAP financial measures are useful for management, investors, analysts, and other interested parties in evaluating our performance but should not be viewed in isolation and are not a substitute for financial measures computed in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, we may calculate our non-GAAP metrics, such as earnings available for distribution, differently than our peers making comparative analysis difficult. Non-GAAP Financial Measures 3

Chimera Investment Corp.

We are a fully integrated hybrid mortgage REIT delivering diversified investment solutions across the mortgage product spectrum.

HYBRID INVESTMENT APPROACH	▪ Invests across the spectrum of mortgage products, including residential loans, mortgage securities and servicing rights. ▪ Team expertise and robust infrastructure enable a disciplined approach to delivering value across the residential continuum.
SCALED MORTGAGE CREDIT PLATFORM	▪ Risk management approach emphasizes asset-level credit risk management. ▪ Data management capabilities and proprietary technologies drive efficiencies in process, risk monitoring and credit decisions.
MORTGAGE ORIGINATION	▪ HomeXpress Mortgage Corp[1] acquisition closed on October 1, 2025. ▪ Transitions Chimera into a fully integrated mortgage business that originates, manages and invests in residential credit.
THIRD-PARTY ASSET & INVESTMENT MANAGEMENT	▪ Bespoke solutions for third-party institutional investors seeking exposure to residential loans. ▪ Manager of private asset-backed credit funds on behalf of institutional allocators.

KEY STATISTICS
As of September 30, 2025

2007	88	$6.5B	$15.1B	$2.6B	$26.6B[2]
Year Founded	Full-Time Professionals	Dividends Declared Since Inception	REIT Assets	REIT Equity	3rd Party Managed Loans

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change. 4

Creating Long-Term Shareholder Value

Positioned with diverse sources of revenue and synergistic platform capabilities.

Capital investment in technology, growth, & strategic initiatives across platform

PERMANENT CAPITAL INVESTMENT PORTFOLIO		ADVISORY SERVICES & THIRD-PARTY CAPITAL		MORTGAGE ORIGINATION	
INVESTMENT INCOME		CAPITAL-LIGHT FEES		GAIN ON SALE	
Liquid	Agency MBS	Advisory Services	Bespoke 3rd party loan solutions	Origination Fees	Borrower paid loan fees
Credit	RPL, NQM, RTL, Other				
MSR	Cash flowing asset hedge	Private Funds	Diversified portfolios	Gain on Sale	Capital market loan sales

High-touch credit risk management support to permanent capital portfolio

Manufacturing product for capital market investors, Advisory Services clients & Private Funds

Platform to acquire & own MSRs & expand product capabilities

CHIMERA | Information unaudited, estimated, and subject to change.
5

Market Summary | *Q3 2025*

Economy remained mixed but generally resilient with markets adjusting to a less restrictive monetary policy agenda.

RATES

- Rates rallied across the curve in anticipation of Fed rate cuts and contained inflation.
- Yield curve steepened against the backdrop of lower short-term interest rates.

MORTGAGE RATES

- Lower Treasury yields and reduced volatility contributed to a decline in mortgage rates.
- 30-year fixed mortgage rate reached the lowest levels since February 2023[3].

AGENCY MBS

- Current coupon MBS tightened 24 bps against a blend of 5- and 10-year swaps.
- Current coupon MBS tightened 21 bps against a blend of 5- and 10-year Treasuries.

STRUCTURED PRODUCTS

- Non-agency RMBS spreads tightened 10 to 25 basis points across the credit curve.
- Non-QM issuance volume reached ~$57 billion through Q3; +68% versus same period in 2024.

HOUSING

- Home sale activity improved modestly as existing home sales reached 4.1 million annual pace.
- Credit conditions remained strong as mortgage delinquencies were flat to down.

TREASURY YIELDS[1]	6/30/2025	9/30/2025	Q3 Change
2Y Treasury	3.72	3.61	**-0.11**
10Y Treasury	4.23	4.15	**-0.08**
30Y Treasury	4.77	4.73	**-0.04**
MORTGAGE RATES[1]			
30Y FRM (Bankrate)	6.80	6.36	**-0.44**
30Y Freddie PMMS	6.77	6.30	**-0.47**
30Y FRM (MBA)	6.97	6.64	**-0.33**
AGENCY SPREADS[1]			
FN CC 5/10 Tsy Spread	147	126	**-21**
FN CC Treasury OAS	30	27	**-3**
FN CC Swap OAS	78	71	**-7**
RMBS SPREADS[2]			
NQM – AAA	145	130	**-15**
RPL AAA (A1)	135	125	**-10**
RPL Unrated (A1)	195	170	**-25**
CORPORATES[1]			
Inv Grade – Yield	4.99	4.81	**-0.18**
Inv Grade - Spread	83	74	**-9**
High Yield - Spread	290	267	**-23**

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change. 6

Chimera | *Q3 2025 Highlights*

EARNINGS & PERFORMANCE

$0.37	$0.37	$20.24	(1.4%)
EARNINGS AVAILABLE FOR DISTRIBUTION PER SHARE	DIVIDENDS PER SHARE	BOOK VALUE PER SHARE	ECONOMIC RETURN[1]

LIQUIDITY

$491M	$261M
CASH	UNENCUMBERED ASSETS

LEVERAGE

4.8x	2.0x
TOTAL LEVERAGE	RECOURSE LEVERAGE

RESIDENTIAL CREDIT REPO FINANCING[2]

$1.1B (53%)	$1.3B (64%)
FLOATING RATE REPO[3] (PERCENTAGE OF TOTAL REPO)	NON-MARK-TO-MARKET REPO[4] (PERCENTAGE OF TOTAL REPO)

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change. 7

Chimera | *Q3 2025 Highlights*

Continued to reposition the investment portfolio while preparing to close the HomeXpress acquisition.

HOMEXPRESS ACQUISITION	▪ HomeXpress Mortgage Corp[1] acquisition closed October 1, 2025. ▪ Closing payment equaled $240 million in cash (book value[2] plus premium of $120 million) and 2,077,151 shares of CIM common stock[3].
BOOK VALUE	▪ Q3 2025 book value per share was $20.24 compared to $20.91 in Q2 2025, or 3.2% decrease. ▪ Change in book value driven primarily by steeper yield curve that increased the value of securitized debt more than value of the loans.
INVESTMENTS	▪ Sold $617 million of retained bonds, non-Agency RMBS and Agency CMBS IO positions, releasing $116 million of capital at 7.3% ROE hurdle. ▪ Added a net $275 million of Agency MBS[4], $38 million MSR investment, and raised cash in September for HomeXpress acquisition.
FINANCING	▪ Unsecured Debt: Issued $120 million of 8.875% senior unsecured notes due 2030; approximately $116 million net after underwriting costs. ▪ Agency RMBS: Recourse financing grew alongside growth in Agency RMBS allocation; ending the quarter at 7.3x leverage. ▪ Residential Credit: Secured financing declined by $329 million due to disposition of investments and paydowns during the quarter.
INTEREST RATE HEDGE ACTIVITY	▪ Agency RMBS: Ended the quarter with $2.4 billion in notional across swaps, swap futures and cancellable swaps. ▪ Residential Credit: Added two $300 million notional receiver swaptions with 18-month expiries and 2-year underlying swap tenors.

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change. 8

HomeXpress Acquisition | *Potential Earnings Contribution***

Increases Chimera's operational capabilities while creating potential to contribute meaningfully to overall earnings growth and enterprise value.

ACQUISITION IS EXPECTED TO BE ACCRETIVE TO EARNINGS IN Q4 2025 AND 2026

	ESTIMATED	FORWARD POTENTIAL EARNINGS CONTRIBUTIONS**	
	Q3 2025 YTD	Q4 2025 (Estimate)	2026 (Estimate)
Funded Loan Volume	$2.4B	$1.0B	$4.0 - $4.4B
Gain-on-Sale Premium	103.1 bps	103.6 bps	103.3 – 103.4 bps
Pre-Tax Earnings	$41MM[1]	$15 - 18MM	$62 - 80MM
NOL Adjusted Tax Obligation[2]		$2 – 3MM	$9 - 12MM
After-Tax Gross Earnings Contribution		$13 - 15MM	$53-68MM
Chimera Purchase Price[3]		|---------$267MM---------|	
After-Tax Return on Equity (annualized)		19% - 23%	20% - 25%

** These forward potential earnings are estimates based on a number of assumptions, including relatively stable market conditions in the U.S. housing and economic environment. These estimates are inherently uncertain and could differ materially from actual results. Chimera undertakes no obligation to update any of these estimates. These estimates also constitute "forward-looking statements" as defined by Section 27A of the Securities Act. See "Disclaimer" on at the beginning of this presentation for a discussion of factors that could impact the actual results.

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change.
9

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . 10 HomeXpress | Lending Highlights A leading partner for loan brokers and correspondent lenders across the U.S. Q3 2025 LENDING UPDATE  36% increase in year-to-date lending volumes versus the same period in 2024.  5% quarter-over-quarter increase in lending volumes.  Wholesale volumes represented 96% in Q3. Correspondent channel expected to be an area of growth potential in 2026. PRODUCTION VOLUME ($ in millions) PRODUCT MIX (% of unpaid principal balance) GAIN-ON-SALE PREMIUM (basis points) $650 $697 $635 $840 $881 $400 $500 $600 $700 $800 $900 $1,000 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Fundings 48 43 39 44 39 51 56 60 54 58 1 1 1 2 3 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 NQM Investor QM 371 350 287 315 315 200 220 240 260 280 300 320 340 360 380 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Gain-on-Sale Premium Detailed endnotes are included within the Appendix at the end of this presentation.

Scaled mortgage loan portfolio with robust securitization market presence

INVESTMENT PORTFOLIO[1]
Fair Market Value as of September 30, 2025

Category	Asset	Value	%
SECURITIZED LOANS	RE-PERFORMING	$9,039 MILLION	64%
SECURITIZED LOANS	INVESTOR	$786 MILLION	6%
LOANS	PRIME JUMBO & BUSINESS PURPOSE	$516 MILLION	4%
SECURITIES	NON-AGENCY RMBS	$869 MILLION	6%
SECURITIES	AGENCY MBS	$2,924 MILLION	21%
MSR	MORTGAGE SERVICING RIGHTS[2]	$36 MILLION	0%

OUTSTANDING SECURITIZATIONS[1]
One of the largest RPL securitization issuers

TOTAL LEVERAGE RATIO
4.8x

RECOURSE LEVERAGE RATIO
2.0x

CASH
$491 MILLION

KEY FUNDING METRICS

Funding	Amount
SECURITIZED DEBT (NON-RECOURSE)	$7,090 MILLION
REPO FINANCING (RECOURSE)	$4,877 MILLION
UNSECURED DEBT	$251 MILLION
EQUITY	$2,571 MILLION

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change.
11

Investment Summary | *September 30, 2025*[1]

(DOLLARS IN THOUSANDS)	PRINCIPAL OR NOTIONAL VALUE ($)	AMORTIZED COST ($)	FAIR VALUE ($)	WEIGHTED AVERAGE COUPON	WEIGHTED AVERAGE BOOK YIELD AT PERIOD-END	SECURITIZED DEBT CURRENT FACE ($)	SECURITIZED DEBT AMORTIZED COST ($)	SECURITIZED DEBT FAIR VALUE ($)	SECURITIZED DEBT BOOK YIELD	SECURED FINANCING AGREEMENTS ($)	NET ASSETS ($)
NON-AGENCY RMBS[2]											
Senior	865,570	373,636	520,586	5.7%	20.2%	109,786	67,558	67,558[3]	2.64%	268,509	184,523
Subordinated	499,426	257,315	265,181	4.3%	8.9%	—	—	—	—	212,975	52,208
Interest-only	2,481,658	148,446	83,071	0.7%	4.5%	—	—	—	—	18,681	64,392
TOTAL NON-AGENCY RMBS	**3,846,655**	**779,397**	**868,838**	**4.3%**	**13.5%**	**109,786**	**67,558**	**67,558**	**2.64%**	**500,165**	**301,122**
AGENCY RMBS											
Agency CMO	350,865	350,773	352,826	5.5%	5.6%	—	—	—	—	336,707	16,120
Pass-through[4]	2,561,414	2,487,679	2,520,538	4.9%	5.3%	—	—	—	—	2,416,551	103,988
Interest-only	370,958	18,766	15,683	0.7%	6.8%	—	—	—	—	—	15,683
TOTAL AGENCY RMBS	**3,283,236**	**2,857,218**	**2,889,047**	**4.9%**	**5.3%**	—	—	—	—	**2,753,258**	**135,791**
AGENCY CMBS											
Project loans	39,706	40,310	32,457	3.4%	3.3%	—	—	—	—	29,673	2,784
Interest-only	124,271	3,421	2,972	0.9%	12.8%	—	—	—	—	1,256	1,716
TOTAL AGENCY CMBS	**163,977**	**43,731**	**35,429**	**3.2%**	**4.1%**	—	—	—	—	**30,929**	**4,499**
LOANS HELD FOR INVESTMENT											
Re-performing loans	9,204,848	9,003,416	9,039,144	5.5%	5.5%	6,810,837	6,663,937	6,390,889	3.90%	1,168,786	1,479,469
Prime loans	397,793	361,755	374,480	4.3%	5.9%	3,965	3,563	3,959	7.19%	309,665	60,856
Investor loans	770,195	789,826	786,384	6.9%	6.5%	620,153	619,744	628,092	6.37%	—	158,292
Business purpose loans (RTL)	144,765	143,482	142,994	9.0%	6.2%	—	—	—	—	114,183	28,810
TOTAL LOANS HELD FOR INVESTMENT	**10,517,601**	**10,298,478**	**10,343,002**	**5.6%**	**5.6%**	**7,434,955**	**7,287,244**	**7,022,940**	**4.11%**	**1,592,634**	**1,727,428**
MORTGAGE SERVICING RIGHTS											
Interest in MSR financing receivables			35,528								35,528
TOTAL MSR			**35,528**								**35,528**
TOTAL INVESTMENT PORTFOLIO	**17,811,469**	**13,978,824**	**14,171,844**			**7,544,741**	**7,354,802**	**7,090,497**		**4,876,986**	**2,204,369**

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change. 12

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . 13 Agency Pass-Throughs(1) | Portfolio Overview QUARTERLY UPDATE  Added $275 million of notional in Agency pass-throughs (net purchases and sales).  Leverage increased from 6.6x to 7.3x while maintaining key risk sensitivities within tolerances.  13% - 15% run rate levered returns in Agency MBS portfolio. COUPON NOTIONAL ($MM) FAIR VALUE ($MM) % OF TOTAL EQUITY BUFFER (3) ($MM) REPO ($MM) PORTFOLIO EQUITY ($MM) PORTFOLIO LEVERAGE (DEBT/EQUITY) 3M ACTUAL CPR (4) 3M GENERIC CPR 3.0% 199 175 6.9 22 166 30 5.5 8.8 5.8 3.5% 22 20 0.8 3 19 4 5.1 8.1 7.1 4.0% 387 366 14.5 42 352 56 6.3 8.2 7.0 4.5% 311 302 12.0 32 289 45 6.4 6.1 4.2 5.0% 445 443 17.6 39 425 57 7.4 4.7 4.4 5.5% 1,199 1,214 48.2 80 1,157 137 8.4 5.0 7.6 TOTAL 2,561 2,521 100 217 2,408 330 7.3 AGENCY PASS-THROUGH PORTFOLIO(1) SWAP TENOR (YEARS) NOTIONAL ($MM) WEIGHTED AVERAGE FIXED PAY RATE > 1 to ≤ 3 1,039 3.4% > 3 to ≤ 5 294 3.5% > 5 to ≤ 7 429 4.0% > 7 to ≤ 10 316 4.0% > 10 to ≤ 15 150 3.9% > 15 148 4.0% TOTAL 2,376 3.7% AGENCY HEDGES(2) Detailed endnotes are included within the Appendix at the end of this presentation.

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . 14 Agency Pass-Throughs(1) | Portfolio Interest Rate & Spread Sensitivities(2) QUARTERLY UPDATE  $2.4 billion in notional derivatives at quarter end used to hedge interest rate risk in Agency pass-through portfolio.  Hedges intended to match the key rate durations of the bonds.  Model estimates of interest rate and spread sensitivities depicted below. INTEREST RATE CHANGE (BPS) ESTIMATED CHANGE IN AGENCY PORTFOLIO MARKET VALUE ESTIMATED CHANGE IN AGENCY PORTFOLIO EQUITY (75) -0.5% -3.4% (50) -0.1% -1.0% (25) 0.0% 0.1% -- -- -- 25 -0.1% -1.1% 50 -0.4% -2.8% 75 -0.7% -5.2% INTEREST RATE SENSITIVITY(2) CHANGE IN SPREAD (BPS) ESTIMATED CHANGE IN AGENCY PORTFOLIO MARKET VALUE ESTIMATED CHANGE IN AGENCY PORTFOLIO EQUITY (50) 2.7% 20.5% (20) 1.1% 8.2% (10) 0.5% 4.1% -- -- -- 10 -0.5% -4.1% 20 -1.1% -8.2% 50 -2.7% -20.5% SPREAD SENSITIVITY(2) Detailed endnotes are included within the Appendix at the end of this presentation.

Residential Credit | *Portfolio Summary*

OVERVIEW

- We acquire residential mortgage loans from banks, non-bank financial institutions and government sponsored agencies.
- We finance purchases of mortgage loans via warehouse facilities and repurchase agreements (recourse financing).
- We securitize loans (long-term non-recourse financing) and retain subordinate and interest-only securities along with call rights.
- Re-performing loans comprise 88% of the loan portfolio (by principal balance) and exhibit consistent cash flows and low convexity.

Q3'25 KEY LOAN STATISTICS[1]	RE-PERFORMING LOANS (RPL)	PRIME JUMBO	INVESTOR LOANS (DSCR)	BUSINESS PURPOSE LOANS (RTL)	TOTAL LOAN PORTFOLIO
Current Unpaid Principal Balance (UPB)	$9.2 Billion	$397.7 Million	$770.2 Million	$144.2 Million	**$10.5 Billion**
% of Total Loan Portfolio	88%	4%	7%	1%	**100%**
Total Number of Loans	93,173	413	3,182	149	**96,917**
Weighted Average Loan Size	$99K	$963K	$242K	$968K	**$109K**
Weighted Average Interest Rate	5.86%	4.27%	6.86%	8.68%	**5.91%**
Weighted Average Borrower Credit Score	653	753	747	734	**667**
Weighted Average Loan Age	215 Months	43 Months	30 Months	22 Months	**195 Months**
Weighted Average Loan Terms[2]	428 Months	361 Months	360 Months	15 Months	**415 Months**
Weighted Average Remaining Term	220 Months	318 Months	329 Months	9 Months	**229 Months**
Weighted Average Original Loan-to-Value (LTV)	80%	89%	67%	LTC - 68%[3]	**79%**[5]
Amortized Loan-to-Value (LTV)	62%	77%	64%	LTARV - 64%[4]	**63%**[5]
HPI Updated Loan-to-Value (LTV)	39%	76%	58%	79%	**42%**
60+ Days Delinquent	8.6%	0.5%	4.1%	22.0%	**8.2%**

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change.

15

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . 16 RE-PERFORMING LOANS (RPL) INVESTOR LOANS (DSCR) PRIME JUMBO LOANS BUSINESS PURPOSE LOANS (RTL) 5.0 15.0 25.0 35.0 45.0 Se p- 22 D ec -2 2 M ar -2 3 Ju n- 23 Se p- 23 D ec -2 3 M ar -2 4 Ju n- 24 Se p- 24 D ec -2 4 M ar -2 5 Ju n- 25 Se p- 25 Residential Credit | Delinquency Experience Residential credit fundamentals in our legacy RPL portfolio have remained stable with substantial borrower equity and loan seasoning. 60+ DAY DELINQUENCY EXPERIENCE (%)(1) 0.0 1.0 2.0 3.0 4.0 5.0 Se p- 22 D ec -2 2 M ar -2 3 Ju n- 23 Se p- 23 D ec -2 3 M ar -2 4 Ju n- 24 Se p- 24 D ec -2 4 M ar -2 5 Ju n- 25 Se p- 25 7.0 7.5 8.0 8.5 9.0 9.5 Se p- 22 D ec -2 2 M ar -2 3 Ju n- 23 Se p- 23 D ec -2 3 M ar -2 4 Ju n- 24 Se p- 24 D ec -2 4 M ar -2 5 Ju n- 25 Se p- 25 0.0 0.2 0.4 0.6 0.8 1.0 D ec -2 2 M ar -2 3 Ju n- 23 Se p- 23 D ec -2 3 M ar -2 4 Ju n- 24 Se p- 24 D ec -2 4 M ar -2 5 Ju n- 25 Se p- 25 Detailed endnotes are included within the Appendix at the end of this presentation.

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . 17 Residential Credit | Prepayment Experience Prepayments remained relatively flat in Q3 for RPL and DSCR; while Prime Jumbo reported prepayment activity that was materially slower. RE-PERFORMING LOANS (RPL) INVESTOR LOANS (DSCR) PRIME JUMBO LOANS 0 2 4 6 8 10 12 Se p- 22 D ec -2 2 M ar -2 3 Ju n- 23 Se p- 23 D ec -2 3 M ar -2 4 Ju n- 24 Se p- 24 D ec -2 4 M ar -2 5 Ju n- 25 Se p- 25 0 2 4 6 8 10 D ec -2 2 M ar -2 3 Ju n- 23 Se p- 23 D ec -2 3 M ar -2 4 Ju n- 24 Se p- 24 D ec -2 4 M ar -2 5 Ju n- 25 Se p- 25 PREPAYMENT EXPERIENCE (ANNUALIZED %)(1) 0 3 6 9 12 15 Se p- 22 D ec -2 2 M ar -2 3 Ju n- 23 Se p- 23 D ec -2 3 M ar -2 4 Ju n- 24 Se p- 24 D ec -2 4 M ar -2 5 Ju n- 25 Se p- 25 Detailed endnotes are included within the Appendix at the end of this presentation.

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Residential Credit | Secured Recourse Funding(1) We seek to lock-in our funding costs with non-recourse term securitization along with hedging our floating rate liabilities. 18 $762MM $214MM $124MM FLOATING NON-MTM $214MM CAPPED FLOATING LIMITED MTM $779MM FLOATING MTM FLOATING LIMITED MTM FIXED NON-MTM $2,093MM SECURED RECOURSE FINANCING Q1 2025 EXPECTED REPO MATURITIES ($ MILLIONS) HEDGE TYPE NOTIONAL ($ MILLIONS) WAVG PAY-FIXED OR STRIKE RATE WAVG OPTION EXPIRY WAVG MATURITY Swaps 500 3.45% -- Jan 2026 Swaptions 600 3.29% Feb 2027 Feb 2029(3) Swap Futures 50 4.00% -- March 2027 Interest Rate Cap 1,000 3.95% -- Feb 2027 TOTAL 2,150 RESIDENTIAL CREDIT HEDGES REPO MATURITIES ($ MILLIONS) $1,331MM NON-MTM & LIMITED MTM (64%) $1,100MM FLOATING RATE (53%)(2) Detailed endnotes are included within the Appendix at the end of this presentation. $550 $197 $8 $6 $289 $139 $160 $743 $839 $197 $307 $749 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 0-3 Months 3-6 Months 6-12 Months 12 Months+ Mark-to-Market (MTM) Limited MTM Non-MTM

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . 19 Mortgage Servicing Rights Financing Receivables (“MSRs”)(1) We believe MSRs provide predictable cash flows and are a natural hedge within Chimera’s portfolio. MSR PORTFOLIO CHARACTERISTICS & VALUATION MULTIPLE As of September 30, 2025 QUARTERLY UPDATE  During Q3, completed the first MSR-related investment through a third-party servicing partnership.  Acquired $6.5 billion of seasoned out-of-the-money coupon conventional Fannie Mae loans.  $35.5 million net asset value; $89.2 million of MSR value, $4.8 million of net cash and receivables, and $58.5 million of embedded financing. UNPAID BALANCE LOAN COUNT WAVG NOTE RATE 1M CPR $6.4B 29.0K 4.0% 7.9% WAVG CREDIT SCORE LOAN-TO- VALUE 60+ DAYS DELINQUENT VALUATION MULTIPLE 736 69.4% 1.6% 5.6X 0.4% 2.8% 21.7% 17.7% 20.2% 6.7% 8.2% 5.6% 6.0% 1.6% 1.2% 5.0% 2.9% <2% 2% -2 .5% 2. 5% -3% 3% -3 .5% 3. 5% -4% 4% -4 .5% 4. 5% -5% 5% -5 .5% 5. 5% -6% 6% -6 .3% 6. 3% -6 .5% 6. 5% -7% >7 % NOTE RATE DISTRIBUTION As of September 30, 2025 30-Year Fixed Mortgage Rate = 6.36%

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Third-Party Asset Management Highlights Chimera’s third-party asset management business provides advisory and transaction execution services for mortgage loan investors. 20 LOANS UNDER MGMT. GROWTH (YoY)(1) TRANSACTION GROWTH (YoY)(1) 36% 11% LOANS UNDER MANAGEMENT ($ Billions)(1) TRANSACTION VOLUME BY UNPAID BALANCE ($ Billions)(1) EXPERTISE BY ASSET TYPE(1)(2) INCEPTION TO Q3’25 Re-Performing Loans  Non-Performing Loans  Non-QM  Residential Transition Loans  International Residential Loans  Home Equity Products  Single Family Rental  $19.6 $22.1 $24.5 $25.5 $26.6 $0 $5 $10 $15 $20 $25 $30 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 $4.7 $5.5 $5.8 $5.1 $5.2 $0 $1 $2 $3 $4 $5 $6 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 Detailed endnotes are included within the Appendix at the end of this presentation.

Appendix

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Quarterly Financial Metrics 22 $1.39 ($2.07) $1.77 $0.17 ($0.27) Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 $0.36 $0.37 $0.41 $0.39 $0.37 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 $22.35 $19.72 $21.17 $20.91 $20.24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 1.2x 1.2x 1.2x 1.8x 2.0x Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 $97 $84 $253 $250 $491 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 $550 $526 $444 $311 $261 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 GAAP Earnings Per Share Earnings Available for Distribution (EAD) Per Share(1) GAAP Book Value Per Share Recourse Leverage Cash ($ Millions) Unencumbered Assets Market Value ($ Millions) Detailed endnotes are included within the Appendix at the end of this presentation.

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Earnings available for distribution is a non-GAAP measure and is defined as GAAP net income excluding (i) unrealized gains or losses on financial instruments carried at fair value with changes in fair value recorded in earnings, (ii) realized gains or losses on the sales of investments, (iii) gains or losses on the extinguishment of debt, (iv) changes in the provision for credit losses, (v) unrealized gains or losses on derivatives, (vi) realized gains or losses on derivatives, (vii) transaction expenses, (viii) stock compensation expenses for retirement eligible awards, (ix) amortization of intangibles and depreciation expenses, (x) non-cash imputed compensation expense related to business acquisitions, and (xi) other gains and losses on equity investments. Non-cash imputed compensation expense reflects the portion of the consideration paid in the Palisades Acquisition that pursuant to the seller’s contractual arrangements is distributable to the seller’s legacy employees (who are now our employees) and that for GAAP purposes is recorded as non-cash imputed compensation expense with an offsetting entry recorded as non-cash contribution from a related party to our shareholder’s equity. The excluded amounts do not include any normal, recurring compensation paid to our employees. Transaction expenses are primarily comprised of costs only incurred at the time of execution of our securitizations, certain structured secured financing agreements, and business combination transactions and include costs such as underwriting fees, legal fees, diligence fees, accounting fees, bank fees and other similar transaction-related expenses. These costs are all incurred prior to or at the execution of the transaction and do not recur. Recurring expenses, such as servicing fees, custodial fees, trustee fees and other similar ongoing fees are not excluded from earnings available for distribution. We believe that excluding these costs is useful to investors as it is generally consistent with our peer group’s treatment of these costs in their non-GAAP measures presentation, mitigates period to period comparability issues tied to the timing of securitization and structured finance transactions, and is consistent with the accounting for the deferral of debt issue costs prior to the fair value election option made by us. In addition, we believe it is important for investors to review this metric which is consistent with how management internally evaluates the performance of the Company. Stock compensation expense charges incurred on awards to retirement eligible employees is reflected as an expense over a vesting period (generally 36 months) rather than reported as an immediate expense. We view Earnings available for distribution as one measure of our investment portfolio's ability to generate income for distribution to common stockholders. Earnings available for distribution is one of the metrics, but not the exclusive metric, that our Board of Directors uses to determine the amount, if any, of dividends on our common stock. Other metrics that our Board of Directors may consider when determining the amount, if any, of dividends on our common stock include, among others, REIT taxable income, dividend yield, book value, cash generated from the portfolio, reinvestment opportunities and other cash needs. To maintain our qualification as a REIT, U.S. federal income tax law generally requires that we distribute at least 90% of our REIT taxable income (subject to certain adjustments) annually. Earnings available for distribution, however, is different than REIT taxable income. For example, differences between Earnings available for distribution and REIT taxable income generally may result from whether the REIT uses mark-to- market accounting for GAAP purposes, accretion of market discount or OID and amortization of premium, and differences in the treatment of securitizations for GAAP and tax purposes, among other items. Further, REIT taxable income generally does not include earnings of our domestic TRSs unless such income is distributed from current or accumulated earnings and profits. The determination of whether we have met the requirement to distribute at least 90% of our annual REIT taxable income is not based on Earnings available for distribution and Earnings available for distribution should not be considered as an indication of our REIT taxable income, a guaranty of our ability to pay dividends, or as a proxy for the amount of dividends we may pay. We believe Earnings available for distribution helps us and investors evaluate our financial performance period over period without the impact of certain non-recurring transactions. Therefore, Earnings available for distribution should not be viewed in isolation and is not a substitute for or superior to net income or net income per basic share computed in accordance with GAAP. In addition, our methodology for calculating Earnings available for distribution may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, our Earnings available for distribution may not be comparable to the Earnings available for distribution reported by other REITs. Earnings Available for Distribution 23

Earnings Available for Distribution

The following table provides GAAP measures of net income and net income per diluted share available to common stockholders for the periods presented and details with respect to reconciling the line items to Earnings available for distribution and related per average diluted common share amounts. Earnings available for distribution is presented on an adjusted dilutive shares basis.

	For the Quarters Ended				
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
	(dollars in thousands, except per share data)				
GAAP Net income (loss) available to common stockholders	$ (21,997)	$ 14,024	$ 145,940	$ (168,275)	$ 113,672
Adjustments [1]:					
Net unrealized (gains) losses on financial instruments at fair value	36,995	(6,971)	(128,895)	181,197	(104,012)
Net realized (gains) losses on sales of investments	(1,991)	1,915	—	1,468	—
(Gains) losses on extinguishment of debt	—	—	(2,122)	—	—
Increase (decrease) in provision for credit losses	2,587	4,409	3,387	4,448	358
Net unrealized (gains) losses on derivatives	7,907	2,554	6,469	(276)	14,457
Realized (gains) losses on derivatives	(2,015)	17,954	(82)	(641)	4,864
Transaction expenses	9,931	390	5,688	4,707	2,317
Stock Compensation expense for retirement eligible awards	(506)	(501)	1,432	(307)	(424)
Amortization of intangibles and depreciation expenses [2]	948	949	951	321	—
Non-cash imputed compensation related to business acquisition	341	341	341	10,296	—
Other investment (gains) losses	(1,945)	(2,953)	417	(2,490)	(1,366)
Earnings available for distribution	**$ 30,255**	**$ 32,111**	**$ 33,526**	**$ 30,448**	**$ 29,866**
GAAP net income (loss) per diluted common share	**$ (0.27)**	**$ 0.17**	**$ 1.77**	**$ (2.07)**	**$ 1.39**
Earnings available for distribution per adjusted diluted common share	**$ 0.37**	**$ 0.39**	**$ 0.41**	**$ 0.37**	**$ 0.36**

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change. 24

Net Interest Spread

The table below shows our average earning assets held, interest earned on assets, yield on average interest earning assets, average debt balance, economic interest expense, economic average cost of funds, economic net interest income, and net interest rate spread for the periods presented.

	For the Quarters Ended					
	30-Sep-25 (dollars in thousands)			30-Jun-25 (dollars in thousands)		
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:						
Interest-earning assets (1):						
Agency RMBS (3)	$2,520,146	$34,108	5.9%	$1,422,791	$19,649	5.5%
Agency CMBS	41,062	464	4.5%	41,709	1,264	12.1%
Non-Agency RMBS (3)	872,037	27,872	12.5%	962,840	28,289	11.8%
Loans held for investment	10,482,981	143,952	5.5%	10,856,968	150,093	5.5%
MSR	38,221	500	5.2%	—	—	— %
Total	$13,954,447	$206,896	5.9%	$13,284,308	$199,295	6.0%
Liabilities and stockholders' equity:						
Interest-bearing liabilities (2):						
Secured financing agreements collateralized by:						
Agency RMBS (3)	$2,450,389	$24,160	4.7%	$1,294,316	$12,428	4.6%
Agency CMBS	30,704	355	4.6%	30,572	346	4.5%
Non-Agency RMBS (3)	565,871	7,378	5.2%	629,610	9,330	5.9%
Loans held for investment	1,752,317	30,214	6.9%	1,851,517	29,628	6.4%
Securitized debt	7,321,240	72,285	3.9%	7,555,801	75,014	4.0%
Long term debt	158,212	3,946	10.0%	139,750	3,474	9.9%
Total	$12,278,733	$138,338	4.5%	$11,501,566	$130,220	4.5%
Economic net interest income/net interest rate spread		$68,558	1.4%		$69,075	1.5%
Net interest-earning assets/net interest margin	$1,675,714		2.0%	$1,782,742		2.1%
Ratio of interest-earning assets to interest bearing liabilities	1.14			1.15		

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change.

25

Investment Summary | *June 30, 2025*[1]

(DOLLARS IN THOUSANDS)	PRINCIPAL OR NOTIONAL VALUE ($)	AMORTIZED COST ($)	FAIR VALUE ($)	WEIGHTED AVERAGE COUPON	WEIGHTED AVERAGE BOOK YIELD AT PERIOD-END	SECURITIZED DEBT CURRENT FACE ($)	SECURITIZED DEBT AMORTIZED COST ($)	SECURITIZED DEBT FAIR VALUE ($)	SECURITIZED DEBT BOOK YIELD	SECURED FINANCING AGREEMENTS ($)	NET ASSETS ($)
NON-AGENCY RMBS (2)											
Senior	968,383	423,120	574,300	5.7%	18.7%	109,787	68,278	68,278[3]	3.3%	253,158	252,859
Subordinated	613,051	358,739	354,258	4.4%	7.9%	—	—	—	—	334,504	19,754
Interest-only	2,535,660	149,944	82,437	0.7%	4.4%	—	—	—	—	19,627	62,810
TOTAL NON-AGENCY RMBS	**4,117,094**	**931,803**	**1,010,995**	**4.8%**	**12.2%**	**109,787**	**68,278**	**68,278**	**3.3%**	**607,289**	**335,423**
AGENCY RMBS											
Agency CMO	362,333	362,219	361,214	5.5%	5.6%	—	—	—	—	345,109	16,107
Pass-through[4]	1,932,802	1,852,520	1,870,042	4.8%	5.5%	—	—	—	—	1,765,351	104,691
Interest-only	375,663	19,003	15,880	0.8%	6.6%	—	—	—	—	—	15,880
TOTAL AGENCY RMBS	**2,670,798**	**2,233,742**	**2,247,136**	**4.8%**	**5.4%**	—	—	—	—	**2,110,460**	**136,678**
AGENCY CMBS											
Project loans	39,719	40,324	35,715	3.4%	3.3%	—	—	—	—	29,170	6,545
Interest-only	289,334	5,617	5,964	0.6%	9.4%	—	—	—	—	1,330	4,634
TOTAL AGENCY CMBS	**329,053**	**45,941**	**41,679**	**3.1%**	**4.1%**	—	—	—	—	**30,500**	**11,180**
LOANS HELD FOR INVESTMENT											
Re-performing Loans	9,471,413	9,261,618	9,258,039	5.7%	5.6%	6,831,643	6,709,541	6,337,617	3.8%	1,332,848	1,587,574
Prime Loans	403,539	366,586	379,458	4.3%	5.9%	4,284	3,862	4,240	7.2%	313,526	61,693
Investor Loans	799,462	819,709	810,266	6.9%	6.5%	624,643	624,170	628,942	6.4%	—	181,325
Business Purpose Loans	214,732	215,542	213,027	8.7%	6.6%	—	—	—	—	168,440	44,587
TOTAL LOANS HELD FOR INVESTMENT	**10,889,146**	**10,663,455**	**10,660,790**	**5.8%**	**5.7%**	**7,460,570**	**7,337,573**	**6,970,798**	**4.0%**	**1,814,814**	**1,875,178**
TOTAL INVESTMENT PORTFOLIO	**18,006,091**	**13,874,941**	**13,960,600**			**7,570,357**	**7,405,851**	**7,039,076**		**4,563,063**	**2,358,458**

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change.
26

Consolidated Loan Securitizations

VINTAGE	DEAL	ORIGINAL FACE ($ Thousands) TOTAL	SOLD	RETAINED	REMAINING FACE ($ Thousands) TOTAL	SOLD	RETAINED	WEIGHTED AVERAGE COUPON (WAC) Outstanding Bonds Sold	Underlying Collateral	FIRST CALL DATE
2025	CIM 2025-R1	391,790	333,021	58,769	375,015	316,245	58,731	5.00%	6.23%	Mar-27
2025	CIM 2025-NR1	254,432	184,463	69,969	228,531	162,044	66,487	5.00%	6.17%	Mar-26
2025	CIM 2025-I1	287,674	275,735	11,939	251,284	239,345	11,939	5.94%	7.83%	Feb-28
2024	CIM 2024-R1	468,148	351,813	116,335	404,364	365,962	38,375	4.85%	5.66%	Clean-up Call
2023	CIM 2023-I2	238,530	202,750	35,780	174,189	151,113	23,019	6.71%	7.09%	Jul-26
2023	CIM 2023-R4	393,997	343,368	50,629	311,361	276,698	34,658	5.03%	5.67%	Apr-28
2023	CIM 2023-R3	450,834	394,479	56,355	355,865	299,504	56,355	4.50%	5.54%	Currently Callable
2023	CIM 2023-I1	236,161	205,578	30,583	175,507	156,942	18,565	6.42%	7.36%	Apr-26
2023	CIM 2023-R2	447,384	364,841	82,543	342,648	260,214	82,426	5.50%	6.26%	Mar-28
2023	CIM 2023-R1	585,718	512,503	73,215	445,867	374,053	71,813	5.40%	6.18%	Currently Callable
2022	CIM 2022-R3	369,891	327,168	42,723	263,654	234,506	29,114	4.59%	5.47%	Sep-27
2022	CIM 2022-I1	219,442	122,997	96,445	169,215	72,753	96,445	4.35%	4.73%	Currently Callable
2022	CIM 2022-R2	508,202	440,865	67,337	378,048	330,332	47,693	3.83%	4.75%	May-27
2022	CIM 2022-R1	328,226	294,090	34,136	228,165	210,526	17,639	3.13%	4.52%	Feb-27
2021	CIM 2021-R6	353,797	336,284	17,513	176,857	164,999	11,852	1.82%	5.90%	Sep-26
2021	CIM 2021-R5	450,396	382,836	67,560	298,748	232,052	66,644	2.00%	5.60%	Currently Callable
2021	CIM 2021-R4	545,684	463,831	81,853	293,855	213,080	80,774	2.00%	6.58%	Currently Callable
2021	CIM 2021-R3	859,735	730,775	128,960	416,588	288,655	127,932	1.95%	6.68%	Currently Callable
2021	CIM 2021-R2	1,497,213	1,272,631	224,582	634,831	411,168	223,663	2.07%	7.01%	Currently Callable
2021	CIM 2021-R1	2,098,584	1,783,797	314,787	947,199	633,031	314,168	1.94%	7.25%	Currently Callable
2020	CIM 2020-R7	653,192	562,023	91,169	325,939	236,380	89,559	2.43%	6.10%	Currently Callable
2020	CIM 2020-R6	418,390	334,151	84,239	234,612	151,458	83,154	2.25%	5.38%	Currently Callable
2020	CIM 2020-R5	338,416	257,027	81,389	147,137	90,243	56,888	3.12%	5.45%	Clean-up Call
2020	CIM 2020-R3	438,228	328,670	109,558	226,814	119,669	107,145	4.00%	5.50%	Currently Callable
2020	CIM 2020-R2	492,347	416,761	75,586	266,517	210,115	56,661	2.72%	4.32%	Clean-up Call
2020	CIM 2020-R1	390,761	317,608	73,153	220,116	148,695	71,421	2.91%	5.85%	Currently Callable
2019	SLST 2019-1	1,217,441	941,719	275,722	694,678	485,865	198,046	3.50%	4.06%	Currently Callable
2019	CIM 2019-R5	315,039	252,224	62,815	140,402	95,553	44,347	3.42%	5.77%	Clean-up Call
2019	CIM 2019-R4	320,802	256,641	64,161	152,741	90,794	61,946	3.00%	6.29%	Currently Callable
2019	CIM 2019-R3	342,633	291,237	51,396	130,081	80,465	49,608	2.63%	6.60%	Currently Callable
2019	CIM 2019-R2	464,327	358,172	106,155	257,590	184,019	73,571	3.43%	5.42%	Clean-up Call
2019	CIM 2019-R1	371,762	297,409	74,353	194,910	122,529	72,372	3.25%	5.02%	Currently Callable
2018	CIM 2018-R3	181,073	146,669	34,404	48,347	16,672	31,523	4.13%	7.18%	Currently Callable
2016	CIM 2016-FRE1	185,811	115,165	70,646	63,371	5,308	63,371	3.81%	4.59%	Currently Callable
2008	PHHMC 2008-CIM1	619,710	549,142	70,568	5,390	3,965	1,402	6.71%	4.99%	Do Not Hold Call Rights
		$17,735,770	$14,748,443	$2,987,327	$9,980,436	$7,434,955	$2,539,305	3.67%	5.93%	

CHIMERA | Information unaudited, estimated, and subject to change.

27

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Slide #4 1. Chimera purchased HomeXpress indirectly through its acquisition of a holding company, HX Holdco Corp. 2. Unaudited total debt related to third-party managed loans and real estate. Excludes total debt related to loans owned by the Company and discretionary credit funds. Data is sourced and reconciled to monthly mortgage loan servicer detail which is subject to subsequent adjustment and reconciliations. Slide #6 1. Sourced from Bloomberg. 2. RMBS spreads sourced from Wells Fargo and Bank of America research. 3. Source: Bankrate.com Slide #7 1. Economic return represents the change in book value quarter-over-quarter plus dividends per common share declared. 2. Residential Credit repo financing excludes Agency Pass-Throughs, Agency CMOs, Agency CMBS, and legacy Agency interest only securities and related repo financing. 3. Floating rate repurchase agreements excludes capped floating rate facility of $236 million. 4. Non-mark-to-market repo includes financings that have margin holidays or limited mark-to-market features. Slide #8 1. Chimera is purchasing HomeXpress indirectly through its acquisition of a holding company, HX Holdco Corp. 2. HomeXpress had $119.5 million of Adjusted Book Value (as defined in the Stock Purchase Agreement) as of August 31, 2025, subject to certain post-closing adjustments necessary to true-up for the actual Adjusted Book Value as of the Closing Date. 3. Numbers of shares determined using the 20-day volume weighted-average price (VWAP) as of June 11th, 2025. 4. Purchased $1.2 billion (with $187 million settling in Q4) and sold $911 million during the quarter. Slide #9 1. Pre-tax earnings excludes expenses incurred as a result of the HomeXpress Acquisition and related to the Employee Incentive Plan. 2. Estimated tax obligations after adjusting for the Company’s taxable REIT subsidiary’s net operating losses. 3. Estimated purchase price consisted of (i) $119.5 million in Adjusted Book Value (as defined in the Stock Purchase Agreement) as of August 31, 2025, subject to certain post-closing adjustments necessary to true-up for the actual Adjusted Book Value as of the Closing Date, (ii) $120 million cash premium, and (iii) 2,077,151 shares of Chimera’s common stock valued used the closing date share price of $13.42, or $27.9 million. 4. After-Tax Net Earnings Contribution subtracts the estimated cost of capital associated with the purchase estimated purchase price of HomeXpress. Slide #11 1. Investment portfolio figures exclude real estate owned and forward settling transactions, if applicable. 2. Mortgage servicing rights denotes the Company’s interests in MSR financing receivables. Slide #12 1. Investment portfolio figures exclude real estate owned and forward settling transactions. 2. Non-Agency RMBS Amortized Cost is net of Allowance for Credit Losses. 3. Carried at Amortized Cost. 4. Agency Pass-through Net Assets does not include any cash reserves or initial margin related to our interest rate hedges allocated to the Agency MBS portfolio. Slide #13 1. Agency Pass-Throughs (i) excludes Agency CMOs, Agency CMBS, and legacy Agency interest only securities, and (ii) includes forward settling transactions, if applicable. 2. Excludes derivatives and hedges allocated to the Residential Credit portfolio. 3. Equity Buffer includes initial cash margin held by derivative counterparties and cash reserves allocated to the Agency RMBS portfolio. 4. 3-month average annualized prepayment rate (“CPR”) for the active Agency Pass-Through portfolio as of the end of the quarter excludes bonds that have yet to produce three months of prepayment data. CPR is sourced from Bloomberg. Slide #14 1. Agency Pass-Throughs (i) excludes Agency CMOs, Agency CMBS, and legacy Agency interest only securities, and (ii) includes forward settling transactions, if applicable. 2. Interest rate and spread sensitivities derived using models licensed from third parties with internally derived inputs. Actual results may differ materially from projected estimates. Endnotes 28

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Slide #15 1. Data is sourced from trustee reports, servicers, Bloomberg and Intex. 2. Weighted Average Loan Term is based on the most recent maturity date of the loan that includes any loan modifications or extension of the maturity date, in each case calculated from the related loan’s first payment date. 3. For Business Purpose Loans (RTLs), LTC is loan-to-cost, or the total loan amount as a percent of the house value at the time of purchase plus all budgeted improvements. 4. For Business Purpose Loans (RTLs), LTARV is loan-to-after repair value, or the total loan amount as a percent of the estimated property value after the completion of all planned and budgeted improvements. 5. Total Loan Portfolio Weighted Average Original Loan-to-Value (LTV) and Amortized Loan-to-Value (LTV) excludes the LTC and LTARV related to the Business Purpose Loans. Slide #16 1. Delinquency data sourced from Bloomberg, Intex and trustee/servicer data. Prime Jumbo excludes data prior to December 2022 due to materiality. Slide #17 1. Prepayment data sourced from Bloomberg, Intex and trustee/servicer data. Prime Jumbo excludes data prior to December 2022 due to materiality. Slide #18 1. Residential Credit Secured Recourse Funding includes only financing and interest rate hedges related to, or allocated to, the Residential Credit portfolio. Data does not include outstanding financings or derivatives related to, or allocated to, the Agency RMBS portfolio. 2. Excludes capped floating rate financing of $236 million. 3. Represents the weighted average maturity date of the swaps to the extent the option to enter into the related swaps are exercised. Slide #19 1. MSR financing receivables represent the contractual right to receive cash flows associated with MSRs through a structured transaction and related financing arrangement. In these arrangements, a licensed servicer holds legal title to the MSRs and is responsible for performing all servicing activities, while the Company provides financing or capital support and, in return, receives the economic benefits of an excess servicing spread and related servicing cash flows, net of any fees and costs to service the loans. Slide #20 1. Unaudited total debt related to third-party managed loans and real estate. Excludes total debt related to loans owned by the Company and discretionary credit funds. Data is sourced and reconciled to monthly mortgage loan servicer detail which is subject to subsequent adjustment and reconciliations. 2. Inception period begins February 2013. Slide #22 1. Earnings available for distribution per adjusted diluted common share is a non-GAAP measure. See additional discussion in the Appendix section of this presentation for GAAP to Non-GAAP reconciliations. Slide #24 1. As a result of the Palisades Acquisition, we updated the determination of earnings available for distribution to exclude non-recurring acquisition-related transaction expenses, non-cash amortization of intangibles and depreciation expenses, and non-cash imputed compensation expenses. These expenses are excluded as they relate to the Palisades Acquisition and are not directly related to generation of our portfolio’s investment income. 2. Non-cash amortization of intangibles and depreciation expenses related to Palisades Acquisition. Slide #25 1. Interest-earning assets at amortized cost. 2. Interest includes periodic interest on derivatives, net. 3. These amounts have been adjusted to reflect the daily outstanding averages for which the financial instruments were held during the period. Slide #26 1. Investment portfolio figures exclude real estate owned and forward settling transactions, if applicable. 2. Non-Agency RMBS Amortized Cost is net of Allowance for Credit Losses. 3. Carried at Amortized Cost. 4. Agency Pass-through Net Assets does not include any cash reserves or initial margin related to our interest rate hedges allocated to the portfolio. Endnotes, continued 29

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e .